SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2007

Sanders Morris Harris Group Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 3100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 993-4610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The following information is furnished pursuant to Item, 2.02, “Results of Operation and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”

On March 8, 2007, Sanders Morris Harris Group Inc. (SMHG or we) issued a press release setting forth SMHG’s fourth quarter and full year 2006 earnings and a discussion of the restatement in Item 4.02(a) below. A copy of SMHG’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 4.02(a).	Non-reliance on Previously Issued Financial Statement or a Related Audit Report of Completed Interim Review

Management and the Audit Committee of the Board of Directors have concluded that Sanders Morris Harris Group Inc. (SMHG or we) is required to restate its audited consolidated balance sheet and statement of cash flows for the years ended December 31, 2004 and 2005 to correct certain errors in which cash in the account of one of our clearing firms was offset against margin balances related to unsettled trades in another clearing firm’s account and to correct an error in which positive cash and margin balances in the accounts of each clearing firm related to unsettled trades were not reflected as a receivable from or payable to such clearing firm, but rather netted.

In light of the restatement, readers should not rely on our previously filed consolidated balance sheet as of December 31, 2005, and consolidated statements of cash flows for the years ended December 31, 2004 and 2005.

The restatement will have no impact on any of our interim consolidated financial statements for the first three quarters of 2006 or on our consolidated statement of operations (including, but not limited to, net income for any period) or the consolidated statement of shareholders’ equity for either 2004 or 2005.

Background

SMHG is a holding company that, through our subsidiaries and affiliates, provides asset and wealth management and capital markets services. The largest of our subsidiaries, Sanders Morris Harris Inc. (SMH), is a broker dealer that provides investment banking and brokerage services to institutional and individual clients. SMH carries all customer accounts and securities positions and clears all brokerage and investment transactions on a fully disclosed basis through a number of independent clearing firms. SMH carries investment positions, both long and short, which it pays for with funds it generates internally or borrows from the clearing firms through which it transacts business. Brokerage transactions are typically traded one day and settled within three days, thus the balances within any of the clearing firm accounts may vary widely from a positive balance one day to a negative balance the following day.

Substantially all transactions were cleared through a single clearing firm until 2005 when two other clearing firms were added through which significant volumes of transactions were processed. At that time the accounts for each clearing firm should have been reported separately and classified as either cash or payable to clearing firm depending on whether the net balance for the accounts related to a single clearing firm was positive or negative. In our December 31, 2004 and 2005 balance sheets, we netted all clearing firms together and since the resulting balance was positive, we recorded the result as cash.

As of January 1, 2006, we separated the accounts by clearing firm and classified the resulting balance for each clearing firm as either cash or payable to clearing broker-dealer.

Management and the Audit Committee have discussed these matters with our independent registered public accounting firm, KPMG LLP.

We will include the restated results in our Annual Report on Form 10-K for the year ended December 31, 2006.

The following is a summary of the expected effects of the restatement:

	Year Ended December 31,
	2005		2004
	As Reported	Restated	As Reported	Restated
	(in thousands)
Cash	$14,612	$17,867	$21,678	$22,262
Total assets	204,928	208,689	171,849	172,433
Total liabilities	42,462	46,223	27,835	28,419
Net cash provided by operating activities	7,751	10,422	369	137

Item 7.01	Regulation FD Disclosure

The information set froth in Tem 2.02 “Results of Operations and Financial Condition” is also furnished pursuant to this Item 7.01 and Exhibit 99.1 is hereby incorporated by reference into this 7.01.

Item 9.01.	Financial Statements and Exhibits.

a.	Financial statements of business acquired

Not Applicable

b.	Pro forma financial information

Not Applicable

c.	Exhibits

99.1 Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERS MORRIS HARRIS GROUP INC.

	By:	/s/ Ben T. Morris
Ben T. Morris,
Chief Executive Officer
Date: March 8, 2007

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